Exhibit 1.1

EXECUTION VERSION

RESOURCE CAPITAL CORP.

(a Maryland corporation)

8.00% Convertible Senior Notes due 2020

UNDERWRITING AGREEMENT

January 7, 2015

Morgan Stanley & Co. LLC

J.P. Morgan Securities LLC

As Representatives of the Several Underwriters

Listed in Schedule I hereto

c/o Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

c/o J.P. Morgan Securities LLC

383 Madison Avenue, 28th Floor

New York, New York 10179

Ladies and Gentlemen:

1. Introductory. Resource Capital Corp., a Maryland corporation (the “Company”), proposes to issue and sell to the several Underwriters named on Schedule I hereto (collectively, the “Underwriters”), for whom Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC are acting as Representatives (in such capacity, the “Representatives”), $100,000,000 principal amount of the Company’s 8.00% Convertible Senior Notes due 2020 (the “Firm Securities”) and, at the option of the Underwriters, solely to cover over-allotments, if any, up to an additional $15,000,000 principal amount of the Company’s 8.00% Convertible Senior Notes due 2020 (the “Option Securities”). The Firm Securities and the Option Securities are herein referred to, collectively, as the “Offered Securities.” The Offered Securities will be convertible into shares (the “Underlying Securities”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). The Offered Securities will be issued pursuant to an Indenture, dated as of October 21, 2013 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a first supplemental indenture, dated as of October 21, 2013 (the “First Supplemental Indenture”), between the Company and the Trustee, and a second supplemental indenture, to be dated as of January 13, 2015, between the Company and the Trustee (together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), between the Company and the Trustee. The Company and Resource Capital Manager, Inc., a Delaware corporation and the Company’s external manager (the “Manager”), hereby confirm their agreement (this “Agreement”) with the several Underwriters concerning the purchase and sale of the Offered Securities, as follows:

2. Representations and Warranties of the Company and the Manager.

(a) The Company represents and warrants to, and agrees with, each Underwriter that:

(i) The Company has filed an automatic shelf registration statement on Form S-3 (No. 333-195844), including a prospectus, with the Securities and Exchange Commission (the “Commission”) for the registration of the Offered Securities under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations thereunder (the “Securities Act Regulations”), which registration statement became effective upon filing under Rule 462(e) of the Securities Act Regulations (“Rule 462(e)”). Such registration statement, at any given time, including the amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act at such time and any prospectus supplement relating to the Offered Securities and the offering thereof that is filed with the Commission pursuant to Rule 424(b) of the Securities Act Regulations (“Rule 424(b)”) and deemed by virtue of Rule 430B of the Securities Act Regulations to be a part of such registration statement, is hereinafter called the “Registration Statement.” The Registration Statement at the time it originally became effective is hereinafter called the “Original Registration Statement.” Each preliminary prospectus (including the Base Prospectus (as defined below) and each preliminary prospectus supplement) relating to the Offered Securities filed with the Commission pursuant to Rule 424(b) is hereinafter called a “Preliminary Prospectus.” The term “Base Prospectus” means the prospectus, dated May 9, 2014, included in the Registration Statement. The term “Prospectus” means the Base Prospectus, as supplemented by the final prospectus supplement relating to the Offered Securities and the offering thereof in the form first used to confirm sales of the Offered Securities (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act Regulations (“Rule 173”)). The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. Any reference herein to the Registration Statement, the Prospectus or any Preliminary Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder (the “Exchange Act Regulations”). All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “described” or “stated” in the Registration Statement, any Preliminary Prospectus or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in the Registration Statement, any Preliminary Prospectus or Prospectus, as the case may be. As used herein, the terms “Registration Statement,” “Base Prospectus,” “Preliminary Prospectus” and “Prospectus” (including, for the avoidance of doubt, references to “as described in,” “set forth in” or “included in” (or similar references) the applicable document) shall include the documents, if any, incorporated by reference therein as of the date hereof. The terms “supplement,” “amendment,” and “amend” as used herein with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Exchange Act and the Exchange Act Regulations. The term “General Disclosure Package” means (i) the Preliminary Prospectus, as most recently amended or supplemented immediately prior to the Initial Sale Time (as defined herein), (ii) the Issuer Free Writing Prospectuses (as defined below) identified on Schedule III hereto and (iii) any other Free Writing Prospectus (as defined herein) that the parties hereto shall hereafter expressly agree to treat as part of the General Disclosure Package. The term “Issuer Free Writing Prospectus” means any issuer free writing prospectus, as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including any “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission. The term “Free Writing Prospectus” means any free writing prospectus, as defined in Rule 405 of the Securities Act Regulations (“Rule 405”).

(ii) (A) At the time of filing the Original Registration Statement, (B) at the time of the most recent amendment to the Registration Statement for the purposes of complying with Section 10(a)(3) of the Securities Act and (C) at any time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the Securities Act Regulations) made any offer relating to the Offered Securities in reliance on the exemption of Rule 163 of the Securities Act Regulations (“Rule 163”), the Company was and is a “well-known seasoned issuer” as defined in Rule 405, including not having been and not being an “ineligible issuer” as defined in Rule 405; the Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405 and the Offered Securities, since their registration on the Registration Statement, have been and remain eligible for registration by the Company on a Rule 405 “automatic shelf registration statement”; and the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act Regulations objecting to the use of the automatic shelf registration statement form.

(iii) The Original Registration Statement became effective upon filing under Rule 462(e) on May 9, 2014, and any post-effective amendment thereto also became effective upon filing under Rule 462(e); no stop order suspending the effectiveness or the use of the Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

(iv) Any offer that is a written communication relating to the Offered Securities made by the Company or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) prior to the filing of the Original Registration Statement has been filed with the Commission in accordance with Rule 163 and otherwise complied with the requirements of Rule 163, including, without limitation, the legending requirement, to qualify such offer for the exemption from Section 5(c) of the Securities Act provided by Rule 163.

(v) At the respective times the Original Registration Statement became effective and each amendment thereto became effective, at each deemed effective date with respect to the Underwriters pursuant to Rule 430B(f)(2) of the Securities Act Regulations and as of the date hereof, the Registration Statement and any amendments thereto complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no warranty or representation with respect to (i) any statement contained in the Registration Statement or any amendment thereto in reliance upon and in conformity with the information concerning any Underwriter and furnished in writing by or on behalf of any

Underwriter through the Representatives to the Company expressly for use therein (such information being limited to that described in the last sentence of Section 8(b) hereof), and (ii) that part of the Registration Statement that constitutes the Statement of Eligibility Under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), on Form T-1 of the Trustee.

(vi) Each Preliminary Prospectus, as of its date and as of the date hereof, complied or complies, and the Prospectus, as of its date, and any further amendments or supplements to any Preliminary Prospectus or the Prospectus, as of their respective dates, will comply, in all material respects, with the requirements of the Securities Act and the Securities Act Regulations; each Preliminary Prospectus, as of its date, did not contain, and the Prospectus or any amendment or supplement thereto, as of their respective dates, the date hereof, the First Closing Date and on each Option Closing Date, if any, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no warranty or representation with respect to any statement contained in any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with the information concerning any Underwriter and furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use therein (the information being limited to that described in the last sentence of Section 8(b) hereof).

(vii) Each document incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package, when it became effective or was filed with the Commission, as applicable, conformed in all material respects to the requirements of the Securities Act and the Securities Act Regulations, or the Exchange Act and the Exchange Act Regulations, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Registration Statement, Prospectus and the General Disclosure Package or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as applicable, will conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, or the Exchange Act and the Exchange Act Regulations, as applicable, and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(viii) As of [—] p.m. (New York City time) on January 7, 2015 (the “Initial Sale Time”), the General Disclosure Package did not, and at the time of each sale of Offered Securities and at the First Closing Date and each Option Closing Date, if any, the General Disclosure Package will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; as of its issue date or date of first use and at all subsequent times through the Initial Sale Time, each Issuer Free Writing Prospectus did not, and at the time of each sale of Offered Securities and at the First Closing Date and each Option Closing Date, each such Issuer Free Writing Prospectus will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty with respect to any statement contained in or omitted from the General Disclosure Package in reliance upon and in conformity with the information concerning any Underwriter and furnished in writing by or on behalf of any Underwriter through the Representatives to the Company expressly for use therein (that information being limited to that described in the last sentence of Section 8(b) hereof).

(ix) Each Issuer Free Writing Prospectus identified on Schedule III hereto, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement, including any document incorporated by reference therein that has not been superseded or modified, or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described in the last sentence of Section 8(b) hereof.

(x) The Company is a corporation duly organized and validly existing and in good standing under the laws of the State of Maryland with full power and authority to own, lease or operate its assets and to conduct its business as described in the General Disclosure Package and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby (including the issuance, sale and delivery of the Offered Securities) and thereby.

(xi) Each subsidiary of the Company that is material to the Company is set forth on Schedule II attached hereto (such subsidiaries are collectively referred to herein as the “Subsidiaries”) has been duly incorporated or formed and is an existing corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or formation, with power and authority (corporate and other) to own, lease or operate its assets and conduct its business as described in the General Disclosure Package and the Prospectus; all of the issued and outstanding capital stock or membership interests, as applicable, of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable; and except as disclosed in the General Disclosure Package and the Prospectus, the capital stock or membership interests, as applicable, of each Subsidiary is owned entirely by the Company, directly or through subsidiaries, and is free from liens, encumbrances and defects. Except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, the Company does not own any capital stock of or other equity interest in any other corporation, limited liability company, partnership, joint venture, trust or other entity or association. Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02(w) of Regulation S-X) is set forth on Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

(xii) The Company had, as of September 30, 2014, the duly authorized and outstanding capitalization as set forth in the General Disclosure Package and the Prospectus, in each case, under the heading “Capitalization.” All issuances and repurchases of capital stock that have occurred since September 30, 2014, are reflected in or incorporated by reference into the General Disclosure Package and the Prospectus. All of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and have been issued in compliance with all federal and state securities laws and, except as disclosed in the General Disclosure Package and the Prospectus, free of preemptive rights and other rights to subscribe for or purchase securities; except as disclosed in the General Disclosure Package and the Prospectus, there are no outstanding (i) securities or obligations of the Company or the Subsidiaries convertible into or exchangeable for any capital stock of the Company or the Subsidiaries, (ii) warrants, rights or options to subscribe for or purchase from the Company or the Subsidiaries any such capital stock or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or the Subsidiaries to issue or sell any shares of capital stock, partnership interests or membership interests, as applicable, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options.

(xiii) The Company has the corporate power and authority to execute and deliver this Agreement, the Indenture and the Offered Securities (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder; all action required to be taken for the due and proper authorization, execution and delivery by it of each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken; and each Transaction Document has been duly authorized, executed and delivered by the Company.

(xiv) The Indenture has been duly qualified under the Trust Indenture Act, and, assuming the due authorization, execution and delivery by each of the parties thereto (other than the Company), constitutes a valid and binding agreement enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar legal requirements affecting the enforcement of creditors’ rights generally and by general principles of equity (the “Enforceability Exceptions”).

(xv) The Offered Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered in the manner provided for in the Indenture and sold and paid for as provided in this Agreement, the Offered Securities will be duly issued and outstanding and will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions and will be entitled to the benefits of the Indenture.

(xvi) Upon issuance and delivery of the Offered Securities in accordance with this Agreement and the Indenture, the Offered Securities will be convertible at the option of the holder thereof into the Underlying Securities in accordance with the terms of the Indenture and the Offered Securities; and the Underlying Securities reserved for issuance upon conversion of the Offered Securities have been duly authorized and reserved by the Company and, when issued upon conversion of the Offered Securities in accordance with the terms of the Indenture and the Offered Securities, will be duly and validly issued, will be fully paid and non-assessable and will conform to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus, and the issuance of the Underlying Securities will not be subject to any preemptive or similar rights.

(xvii) Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii) Each of the Company and the Subsidiaries is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it currently conducts its business or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could have, individually or in the aggregate, a material adverse effect on the condition (financial or other), business, earnings, management, properties, results of operations (as described in the General Disclosure Package and the Prospectus), assets or prospects of the Company, the Manager and the Subsidiaries taken as a whole (a “Material Adverse Effect”).

(xix) Each of the Company and the Subsidiaries has good and marketable title in fee simple to all real property and good title to all personal property owned by it, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects, except such as are disclosed in the General Disclosure Package and the Prospectus or such as would not reasonably be expected to materially and adversely affect the value of such property or interfere with the use made or proposed to be made of such property by the Company; any real property or personal property held under lease by the Company is held under a lease which is valid, binding and enforceable against the Company and, to the Company’s knowledge, the other party thereto, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity, or as otherwise disclosed in the General Disclosure Package and the Prospectus or exceptions that are not, individually or in the aggregate, material to the Company and would not reasonably be expected to interfere with the use made or proposed to be made of such property by the Company.

(xx) Each of the Company and the Subsidiaries is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxi) Neither the Company nor any of the Subsidiaries has any employees.

(xxii) Except as otherwise disclosed in the General Disclosure Package and the Prospectus, there are no outstanding loans or advances or guarantees of indebtedness by the Company to or for the benefit of any of the officers, directors, affiliates or representatives of the Company or any of the members of the families of any of them.

(xxiii) Except for the Underwriters’ discount and any other compensation payable by the Company to the Underwriters in connection with the transactions contemplated herein or as otherwise disclosed in the General Disclosure Package and the Prospectus, the Company has not incurred any liability for any brokerage commissions, finder’s fees or similar payments in connection with the transactions herein contemplated.

(xxiv) Each of the Company and the Subsidiaries is not (a) in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its articles of incorporation, by-laws, certificate of formation, operating agreement or similar organizational documents, as applicable (collectively, the “Company Charter Documents”) or (b) in breach or default (nor has any event occurred which with notice, lapse of time or both would constitute a breach or default) in the performance or observance of any of its obligations, agreements, covenants or conditions contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which it or its assets may be bound or affected except, in the case of clause (b) only, for breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the execution, delivery and performance of the Transaction Documents, the issuance, sale and delivery of the Offered Securities by the Company (and the issuance of the Underlying Securities upon the conversion thereof), the consummation by the Company of the transactions contemplated hereby and in the Transaction Documents and compliance by the parties thereto (other than the Underwriters) with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the Company Charter Documents, (B) any of the Company’s and the Subsidiaries’ and any of their respective affiliates’ obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any such party is a party or by which it or its assets may be bound or affected or (C) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Company or the Subsidiaries except, in the case of clauses (B) and (C) only, for such conflicts, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxv) This Agreement has been duly authorized, executed and delivered by the Company, and assuming the due authorization, execution and delivery of this Agreement by the Representatives is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the Enforceability Exceptions, and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; the Second Amended and Restated Management Agreement, dated as of June 14, 2012, as amended as of the date of this Agreement, by and among the Company, the Manager and Resource America, Inc. (“Resource America”) (the “Management Agreement”), has been duly authorized, executed and delivered by the Company, and is a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by the Enforceability Exceptions, and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(xxvi) The capital stock of the Company, including the Underlying Securities, conforms in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus; the form of certificates used to evidence the Common Stock complies in all material respects with all applicable statutory requirements and any requirements of the New York Stock Exchange (the “NYSE”) and with any applicable requirements of the Company Charter Documents and has been duly authorized and approved by the directors of the Company.

(xxvii) Except for the Management Agreement or as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a registration statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

(xxviii) The Company has applied to list the Underlying Securities on the NYSE, subject only to official notice of issuance.

(xxix) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the execution, delivery and performance by the Company of the Transaction Documents, the consummation by the Company of the transactions contemplated by the Transaction Documents, or the issuance, sale and delivery of the Offered Securities (or the issuance of the Underlying Securities upon conversion thereof) as contemplated by the Transaction Documents, except such as have been obtained and made, or as may be required, under the Securities Act and the Exchange Act, under the listing requirements of the NYSE, under the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”), and such as may be required under state or foreign securities laws.

(xxx) Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is being conducted at this time, and will obtain all necessary licenses, authorizations, consents and approvals and make all necessary filings required under any federal, state, local or foreign law, regulation or rule, and will obtain all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is proposed to be conducted as described in the General Disclosure Package and the Prospectus except, in each case, where the failure to obtain any such license, authorization, consent or approval could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; each of the Company and the Subsidiaries is not in violation of, or in default under, any of its obligations under any such license, authorization, consent or approval of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company and the Subsidiaries except where such violation or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxxi) The Company and the Subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property rights”) necessary to conduct the business now operated by them, or presently employed by them, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights that, if determined adversely to the Company or any of the Subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(xxxii) The descriptions in each of the Registration Statement, the Prospectus and the General Disclosure Package of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the Registration Statement, the Prospectus or the General Disclosure Package or to be filed as exhibits to the Registration Statement which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in both the Prospectus and the General Disclosure Package are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(xxxiii) The Offered Securities conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the General Disclosure Package.

(xxxiv) There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or the Subsidiaries, or any of their respective assets, and to the knowledge of the Company, its respective directors, officers or employees at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, arbitration panel, authority or agency the adverse outcome of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xxxv) Since the date of each of the General Disclosure Package and the Prospectus, except as disclosed therein, there has not been (a) any event, circumstance or change that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (b) any transaction, other than in the ordinary course of business, which is material to the Company contemplated or entered into by or on behalf of the Company or the Subsidiaries, (c) any liability or obligation, contingent or otherwise, directly or indirectly incurred by the Company or the Subsidiaries, other than liabilities and obligations incurred in the ordinary course of business, (d) any dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, (e) any purchase or pledge by the Company or the Subsidiaries of any of the Company’s or the Subsidiaries’ outstanding capital stock or (f) any change in the capital stock, long-term debt (including off-balance sheet activities or transactions) or, outside the ordinary course of business, short-term debt of the Company or the Subsidiaries.

(xxxvi) The Company is not, and after giving effect to the issuance and the sale of the Offered Securities as herein contemplated and the receipt of the net proceeds therefrom will not cause the Company to become, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxxvii) Neither the Company nor any of its directors, officers, representatives or affiliates has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result in, or which has constituted, any unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Securities; and the Company acknowledges that the Underwriters may engage in passive market making transactions in the Offered Securities on the NYSE in accordance with Regulation M under the Exchange Act.

(xxxviii) Grant Thornton LLP, whose reports on the consolidated audited financial statements of the Company and its subsidiaries constitute part of each of the Registration Statement, the General Disclosure Package and the Prospectus is, and was during the periods covered by its reports, an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act and the applicable Securities Act Regulations, and the rules and regulations of the Public Company Accounting Oversight Board (“PCAOB”) of the United States.

(xxxix) Other than as will be paid in full by the Company upon the issuance and sale of the Offered Securities, there are no transfer taxes or other similar fees or charges under federal law required to be paid in connection with the execution and delivery of the Transaction Documents or the issuance by the Company or sale by the Company of the Offered Securities (or the issuance of the Underlying Securities upon the conversion thereof).

(xl) The Company has not taken any action, nor have any other steps been taken nor have any legal proceedings been commenced, nor to the knowledge of the Company, threatened, against the Company, for the winding up, liquidation or dissolution of the Company.

(xli) Each of the independent directors named in the General Disclosure Package and the Prospectus satisfies the independence standards established by the Commission and the NYSE.

(xlii) The Company’s investment guidelines and operating policies described in the General Disclosure Package and the Prospectus accurately reflect the current intentions of the Company and the Manager with respect to the operation of the Company’s business, and no material deviation from such guidelines or policies is contemplated.

(xliii) The Company has not authorized anyone to make any representations regarding the offer and sale of the Offered Securities, or regarding the Company in connection therewith, except as set forth in the General Disclosure Package and the Prospectus or any related marketing materials developed jointly and approved by the

Company and the Representatives; the Company has not received notice of any stop order or other similar order or decree preventing the use of any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto, and no proceeding for that purpose has commenced or is pending or, to the Company’s knowledge, is contemplated; and the Company has complied to the Commission’s satisfaction with any request on the part of the Commission for additional information.

(xliv) The Company has made a timely election to be subject to tax as a real estate investment trust (a “REIT”) pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the “Code”), for its taxable year ended December 31, 2005 and, commencing with its initial taxable year ended December 31, 2005, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and the Company’s current and proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and all statements regarding the Company’s qualification and taxation as a REIT and descriptions of the Company’s organization and current and proposed method of operation set forth in the General Disclosure Package and the Prospectus are true, complete and correct in all material respects.

(xlv) The Company and each of the Subsidiaries have properly filed on a timely basis (including extensions) all federal, state, local and foreign income and franchise tax returns, if any such returns were required to be filed, through the date hereof, any such returns are correct and complete, and the Company has paid all taxes shown as due thereon; and no tax deficiency has been asserted against the Company or any of the Subsidiaries, nor does the Company or any of the Subsidiaries know of any tax deficiency which could reasonably be expected to be asserted against it; all tax liabilities, if any, are adequately provided for on the consolidated books of the Company.

(xlvi) The Company and the Subsidiaries, in the aggregate, carry, or are covered by, insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Company and the Manager) against such losses and risks and in such amounts as are generally deemed adequate for the respective businesses in which they are engaged; neither the Company nor any of the Subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of the Subsidiaries has any reason to believe that the Company or the Subsidiaries would not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect, except as described in or contemplated by the General Disclosure Package and the Prospectus. All such insurance is fully in force on the date hereof and will be fully in force at the First Closing Date and any Option Closing Date.

(xlvii) The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”), and the employee benefits provisions of the Code with which compliance is intended; no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries have or would reasonably be expected to have any liability; the Company and the Subsidiaries have not incurred and do not expect to incur liability under (x) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (y) Sections 412 or 4971 of the Code; and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code has received a determination letter from the Internal Revenue Service to the effect that it is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the plan to not be adversely affected by such determination.

(xlviii) Except as set forth in the General Disclosure Package and the Prospectus, (a) no person has any preemptive rights, co-sale rights, registration rights, resale rights, rights of first refusal or other similar rights arising by operation of law to purchase any shares of common or preferred stock of the Company or shares of any other capital stock or other equity interests of the Company or the Subsidiaries, and (b) no person has the right to act as an underwriter or as a financial advisor to the Company or the Subsidiaries in connection with the offer and sale of the Offered Securities or capital stock or other equity interests of the Subsidiaries.

(xlix) Each of the Company and the Subsidiaries is in compliance, in all material respects, with applicable Environmental Laws (as defined below) and each is in compliance, in all material respects, with the material terms of any required permits, licenses, authorizations and approvals required under, applicable Environmental Laws, except to the extent that failure to so comply or to hold such permits, authorizations or approvals would not reasonably be expected to have a Material Adverse Effect; there are no past or present or, to the Company’s knowledge, reasonably anticipated material future events, conditions, circumstances, activities, practices, actions, omissions or plans that could reasonably be expected to give rise to any material costs or liabilities to the Company or the Subsidiaries under, or to interfere with or prevent compliance by the Company or the Subsidiaries with, applicable Environmental Laws; except as would not reasonably be expected to have a Material Adverse Effect, and except that no representation is made with respect to any property underlying loans originated or held by the Company or any of the Subsidiaries, other than properties on which the Company or any Subsidiary has foreclosed and currently holds as an asset, neither the Company nor any of the Subsidiaries (a) is the subject of any investigation, (b) has received any notice or claim, (c) is a party to or affected by any pending or threatened action, suit or proceeding, (d) is bound by any judgment, decree or order or (e) has entered into any agreement, in each case relating to any alleged violation of any applicable Environmental Law or any actual or alleged release or, to the knowledge of the Company, threatened release or cleanup at any location of any Hazardous Materials (as defined below) (as used herein, “Environmental Law” means any federal, state, local or foreign law, statute, ordinance, rule, regulation, order, decree, judgment, injunction, or other binding requirement, or common law, relating to health, safety or the protection, cleanup or restoration of the environment or natural resources, including those relating to the distribution, processing, generation, treatment, storage, disposal, transportation, other handling or release or threatened release of Hazardous Materials, and “Hazardous Materials” means any material (including, without limitation, pollutants, contaminants, hazardous or toxic substances or wastes) that is regulated by or may give rise to liability under any Environmental Law).

(l) The assets of the Company and the Subsidiaries do not constitute “plan assets” (as defined in ERISA) of an ERISA regulated employee benefit plan.

(li) The financial statements, including the related notes and schedules thereto, included in (or incorporated by reference into) each of the Registration Statement, the Prospectus and the General Disclosure Package present fairly the consolidated financial position of the entities to which such financial statements relate (the “Covered Entities”) as of the dates indicated and the consolidated results of operations and changes in financial position and cash flows of the Covered Entities for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved and in accordance with Regulation S-X promulgated by the Commission; the financial statement schedules included in (or incorporated by reference into) the Registration Statement, the Prospectus and the General Disclosure Package fairly present the information shown therein and have been compiled on a basis consistent with the financial statements included in each of the Registration Statement, the Prospectus and the General Disclosure Package; no financial statements or supporting schedules are required to be included in the Registration Statement, the Prospectus or the General Disclosure Package other than those included (or incorporated by reference therein); and the interactive data in eXtensible Business Reporting Language (“XBRL”) incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and have been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(lii) The Company has been subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, and has timely filed all reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system during the last 12 calendar months prior to the date of this Agreement. At the time such reports were filed, they complied in all material respects with the requirements of the Securities Act and the Exchange Act and the Securities Act Regulations and the Exchange Act Regulations, as applicable, and did not contain any untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(liii) The Company is eligible to use Free Writing Prospectuses in connection with this offering pursuant to Rules 164 and 433 of the Securities Act Regulations; any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act Regulations has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the Securities Act Regulations; and each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act Regulations or that was prepared by or on behalf of or used by the Company complies or will comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations.

(liv) The Company has not prepared, used or referred to, and will not, without the prior consent of the Representatives, prepare, use or refer to, any Free Writing Prospectus.

(lv) The Preliminary Prospectus, if any, the Prospectus and any Issuer Free Writing Prospectuses (to the extent any such Issuer Free Writing Prospectus was required to be filed with the Commission) delivered to the Underwriters for use in connection with the public offering of the Offered Securities contemplated herein have been and will be identical to the versions of such documents transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(lvi) To the Company’s or any of the Subsidiaries’ knowledge, except for Resource Securities, Inc. and Anthem, Inc., there are no affiliations or associations between any member of FINRA and any of the Company’s or any of the Subsidiaries’ officers, directors or 5% or greater securityholders, except as set forth in the General Disclosure Package or the Prospectus.

(lvii) As of the date of this Agreement, the aggregate market value of publicly held shares of the Common Stock is at least $150 million, and the Company has been a reporting company subject to the requirements of Section 13 or 15(d) for a period of at least thirty-six calendar months immediately preceding the date of the filing of the Registration Statement.

(lviii) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its and the Subsidiaries’ financial statements in conformity with GAAP and to maintain accountability for its and the Subsidiaries’ assets, (C) access to its assets is permitted only in accordance with management’s authorization, (D) the reported accountability for its and the Subsidiaries’ assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (E) management is made aware of all material transactions concerning the Company and the Subsidiaries and their respective properties; and (F) the interactive data in XBRL incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly present the information called for in all material respects and are prepared in accordance with the Commission’s rules and guidelines applicable thereto; the Company and the Subsidiaries’ internal controls over financial reporting are effective and the Company and the Subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

(lix) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including the Subsidiaries, is made known to each of the Company’s principal executive officer and principal financial officer by others within those entities, particularly during the preparation of the Registration Statement and the Prospectus; (ii) have been evaluated by the Company for effectiveness as of the date of the filing of the Registration Statement and the Prospectus with the Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

(lx) No relationship, direct or indirect, exists between or among the Company or any of the Subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the Subsidiaries on the other hand, which is required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Prospectus or the General Disclosure Package, which is not so described.

(lxi) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any officer or director purporting to act on behalf of the Company or any of the Subsidiaries has at any time (i) made any contributions to any candidate for political office, or failed to disclose fully any such contributions, in violation of law, (ii) made any payment to any state, federal or foreign governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or allowed by applicable law, (iii) made any payment outside the ordinary course of business to any investment officer or loan broker or person charged with similar duties of any entity to which the Company or any of the Subsidiaries sells or from which the Company or any of the Subsidiaries buys loans or servicing arrangements for the purpose of influencing such agent, officer, broker or person to buy loans or servicing arrangements from or sell loans to the Company or any of the Subsidiaries, or (iv) engaged in any transactions, maintained any bank account or used any corporate funds except for transactions, bank accounts and funds which have been and are reflected in the normally maintained books and records of the Company and the Subsidiaries.

(lxii) Neither the Company nor the Subsidiaries, nor, to the knowledge of the Company and the Manager, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or other person charged with similar public or quasi-public duties from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”); (iv) violated or is in violation of any provision of the Bribery Act of 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Company, the Subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(lxiii) The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record keeping and reporting requirements and the money laundering statues and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Subsidiaries with respect to the Money Laundering Laws is pending, or to the best knowledge of the Company, threatened.

(lxiv) Neither the Company nor any of the Subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of the Subsidiaries is currently subject to any sanctions administered by the Office of Foreign Asset Control of the U.S. Treasury Department (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the subject of Sanctions or in any other manner that will result in violation by any person (including any person participating in the transaction whether as initial purchaser, advisor, investor or otherwise) of Sanctions.

(lxv) To the knowledge of the Company, neither it nor any of the Subsidiaries nor any of its or the Subsidiaries’ properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of New York.

(lxvi) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the General Disclosure Package and the Prospectus.

(lxvii) There is and has been no failure on the part of the Company, the Subsidiaries and any of the directors or officers of the Company and the Subsidiaries, in their capacities as such, to comply in all material respects with any applicable provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(lxviii) Any industry, statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(lxix) Except as described in the General Disclosure Package and the Prospectus, with respect to stock options or other equity incentive grants granted subsequent to the adoption of the Sarbanes-Oxley Act pursuant to the equity-based compensation plans of either of the Company or the Subsidiaries (the “Equity Plans”), (i) no stock options have been granted with an exercise price based upon a price of the common stock of the Company on a date occurring prior to the date of approval of such grant, (ii) each such grant was made in accordance with the material terms of the Equity Plans, the Exchange Act and all other applicable laws and regulatory rules or requirements, and (iii) each such grant has been properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company and disclosed in the Company’s filings with the Commission.

(lxx) Accompanied by delivery of the Prospectus, any advertising, sales literature or other promotional material (including “prospectus wrappers,” “broker kits,” “road show slides” and “road show scripts” and “electronic road show presentations”) authorized in writing by or prepared by the Company and used in connection with the public offering of the Offered Securities (collectively, “sales material”) does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Moreover, accompanied by delivery of the Prospectus, all sales material complied and will comply in all material respects with the applicable requirements of the Securities Act and the rules and interpretations of FINRA.

(lxxi) Any certificate signed by any officer of the Company or any of the Subsidiaries delivered pursuant to this Agreement to the Underwriters or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

(lxxii) The issuance, sale and delivery of the Offered Securities in accordance with the provisions of the Transaction Documents will not result in a violation of Regulations T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(b) The Manager represents and warrants to, and agrees with, each Underwriter that:

(i) The Manager is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware with full power and authority to own, lease or operate its assets and to conduct its business as described in the General Disclosure Package and the Prospectus and to execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby.

(ii) The Manager is duly qualified or licensed by, and is in good standing in, each jurisdiction in which it currently conducts its business or in which it owns or leases property or maintains an office and in which such qualification or licensing is necessary and in which the failure, individually or in the aggregate, to be so qualified or licensed could have, individually or in the aggregate, a Material Adverse Effect.

(iii) The Manager is in compliance with all applicable federal, state, local and foreign laws, rules, regulations, orders, decrees and judgments, including those relating to transactions with affiliates, except where the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(iv) The Manager is not (a) in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its articles of incorporation or by-laws (collectively, the “Manager Charter Documents”) or (b) in breach or default (nor has any event occurred which with notice, lapse of time or both would constitute a breach or default) in the performance or observance of any of its obligations, agreements, covenants or conditions contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Manager is a party or by which it or its assets may be bound or affected except, in the case of clause (b) only, for breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the execution, delivery and performance of this Agreement, the consummation by the Manager of the transactions contemplated hereby and compliance by the parties thereto (other than the Underwriters) with the terms and provisions hereunder will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under) (A) any provision of the Manager Charter Documents, (B) any of the Manager’s and any of its respective affiliates’ obligations under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which any such party is a party or by which it or its assets may be bound or affected or (C) under any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order applicable to the Manager except, in the case of clauses (B) and (C) only, for such conflicts, breaches or defaults that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(v) No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required for the execution, delivery and performance by the Manager of this Agreement, the consummation by the Manager of the transactions contemplated hereby, or the issuance, sale and delivery of the Offered Securities by the Company as contemplated hereby, except such as have been obtained and made, or as may be required, under the Securities Act and the Exchange Act, under the rules and regulations of FINRA, and such as may be required under state or foreign securities laws.

(vi) The Manager has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is being conducted at this time, and will obtain all necessary licenses, authorizations, consents and approvals and make all necessary filings required under any federal, state, local or foreign law, regulation or rule, and will obtain all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as it is proposed to be conducted as described in the General Disclosure Package and the Prospectus except, in each case, where the failure to obtain any such license, authorization, consent or approval could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; the Manager is not in violation of, or in default under, any of its obligations under any such license, authorization, consent or approval of any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Manager except where such violation or default could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(vii) No labor dispute with the employees of the Manager exists or, to the knowledge of the Manager, is imminent and the Manager is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, contractors or customers that, in any such case, might have a Material Adverse Effect.

(viii) There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Manager, threatened against the Manager or any of its respective assets, and to the knowledge of the Manager, its respective directors, officers or employees, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, arbitration panel, authority or agency the adverse outcome of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(ix) Since the date of each of the General Disclosure Package and the Prospectus, there has not been any event, circumstance or change to the Manager that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(x) The Manager and its subsidiaries, in the aggregate, carry or are covered by insurance (issued by insurers of recognized financial responsibility to the best knowledge of the Manager) against such losses and risks and in such amounts as are generally deemed adequate for the respective businesses in which they are engaged; neither the Manager nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Manager nor any of its subsidiaries has any reason to believe that the Manager or its subsidiaries would not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate have a Material Adverse Effect, except as described in or contemplated by the General Disclosure Package and the Prospectus. All such insurance is fully in force on the date hereof and will be fully in force at the First Closing Date and any Option Closing Date.

(xi) Neither the Manager, nor, to the knowledge of the Manager, any director, officer, agent, employee or other person associated with or acting on behalf of the Manager has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee, or other person charged with similar public or quasi-public duties from corporate funds; (iii) violated or is in violation of any provision of the FCPA; (iv) violated or is in violation of any provision of the Bribery Act of 2010 of the United Kingdom; or (v) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; and the Manager and, to the knowledge of the Manager, its affiliates have conducted their businesses in compliance in all material respects with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xii) The operations of the Manager are and have been conducted at all times in compliance with the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Manager or any of its affiliates with respect to the Money Laundering Laws is pending, or to the best knowledge of the Manager, threatened.

(xiii) Neither the Manager nor, to the knowledge of the Manager, any director, officer, agent, employee or affiliate of the Manager is currently subject to any Sanctions, nor is the Manager or any of its subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Manager will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently the subject of Sanctions or (ii) in any other manner that will result in violation by any person (including any person participating in the transaction whether as initial purchaser, advisor, investor or otherwise) of Sanctions.

(xiv) The Manager has the corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder, and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken; this Agreement has been duly authorized, executed and delivered by the Manager and, assuming due authorization, execution and delivery of this

Agreement by the Underwriters, is a legal, valid and binding agreement of the Manager, enforceable in accordance with its terms, except as may be limited by the Enforceability Exceptions, and except to the extent that the indemnification provisions hereof may be limited by federal or state securities laws and public policy considerations in respect thereof; the Management Agreement has been duly authorized, executed and delivered by the Manager and, assuming due authorization, execution and delivery by such other parties, constitutes a legal, valid and binding agreement of the Manager enforceable against the Manager in accordance with its terms, except as may be limited by the Enforceability Exceptions, and except to the extent that the indemnification provisions thereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(xv) The Manager is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Management Agreement as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(xvi) Any certificate signed by an officer of the Manager and delivered to the Underwriters or to counsel for the Underwriters pursuant to or in connection with this Agreement shall be deemed to be a representation and warranty by the Manager to the Underwriters as to the matters set forth therein.

3. Purchase, Sale and Delivery of Offered Securities.

(a) On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company the respective principal amount of Firm Securities set forth opposite such Underwriter’s name in Schedule I hereto (or such amount increased as set forth in Section 11 hereof) at a price equal to 97.0% of the principal amount thereof (the “Purchase Price”).

In addition, the Company agrees to issue and sell the Option Securities to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, from the Company the Option Securities at the Purchase Price.

If any Option Securities are to be purchased, the amount of Option Securities to be purchased by each Underwriter shall be the amount of Option Securities which bears the same ratio to the aggregate amount of Option Securities being purchased as the amount of Firm Securities set forth opposite the name of such Underwriter in Schedule I hereto (or such amount increased as set forth in Section 11 hereof) bears to the aggregate amount of Firm Securities being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any Option Securities in denominations other than $1,000 as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Securities at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate amount of Option Securities as to which the option is being exercised and the date and time when the Option Securities are to be delivered and paid for which may be the same date and time as the First Closing Date but shall not be earlier than the First Closing Date nor later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein. Option Securities may be purchased by the Underwriters for the purposes set forth under the caption “Underwriting” in the Prospectus.

(b) Payment for the Offered Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives in the case of the Firm Securities, at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 at 10:00 A.M. New York City time on January 13, 2015, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives and the Company may agree upon in writing or, in the case of the Option Securities, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Securities. The time and date of such payment for the Firm Securities is referred to herein as the “First Closing Date” and the time and date for such payment for the Option Securities, if other than the First Closing Date, is herein referred to as an “Option Closing Date.” The First Closing Date and each Option Closing Date is herein referred to as a “Closing Date.”

Payment for the Offered Securities to be purchased on the First Closing Date or any Option Closing Date, as the case may be, shall be made against delivery to the nominee of The Depository Trust Company (the “DTC”), for the respective accounts of the several Underwriters of the Offered Securities to be purchased on such date, of one or more global notes representing the Offered Securities (collectively, the “Global Note”), with any transfer taxes payable in connection with the sale of such Offered Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the offices of Hunton & Williams LLP, 200 Park Avenue, New York, New York 10166 not later than 1:00 P.M., New York City time, on the business day prior to the First Closing Date or the Option Closing Date, as the case may be.

4. Offering by the Underwriters. The Company understands that the Underwriters intend to make a public offering of the Offered Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Offered Securities on the terms set forth in the Prospectus. The Company acknowledges and agrees that the Underwriters may offer and sell the Offered Securities to or through any affiliate of an Underwriter and that any such affiliate may offer and sell the Offered Securities purchased by it to or through any Underwriter.

5. Certain Agreements of the Company and the Manager. The Company and the Manager, for so long as the Manager is the manager under the Management Agreement, hereby jointly and severally agree with each Underwriter that:

(a) The Company will furnish such information as may be required and otherwise to cooperate in qualifying the Offered Securities for offering and sale under the securities or blue sky laws of such jurisdictions (both domestic and foreign) as the Representatives may designate and to maintain such qualifications in effect as long as requested by the Representatives for the distribution of the Offered Securities; provided, however, that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such jurisdiction (except service of process with respect to the offering and sale of the Offered Securities).

(b) If, at the time this Agreement is executed and delivered, it is necessary for a post-effective amendment to the Registration Statement to be declared effective before the offering of the Offered Securities may commence, the Company will endeavor to cause such post-effective amendment to become effective as soon as possible and will advise the Underwriters promptly and, if requested by the

Representatives, will confirm such advice in writing, when such post-effective amendment has become effective.

(c) The Company will prepare the Prospectus in a form approved by the Underwriters (which such approval shall not be unreasonably withheld or delayed) and file such Prospectus with the Commission pursuant to Rule 424(b) under the Securities Act not later than 10:00 A.M. (New York City time), on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 A.M. (New York City time) on the day following the execution and delivery of this Agreement or on such other day as the parties may mutually agree to the Underwriters copies of the Prospectus (or of the Prospectus as amended or supplemented) in such quantities and at such locations as the Representatives may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the version transmitted to the Commission for filing via EDGAR, except to the extent permitted by Regulation S-T.

(d) The Company will furnish a copy of each proposed Free Writing Prospectus to the Underwriters and counsel for the Underwriters and obtain the consent of the Representatives (which such consent shall not be unreasonably withheld or delayed) prior to referring to, using or filing with the Commission any Free Writing Prospectus pursuant to Rule 433(d) under the Securities Act.

(e) The Company will comply with the requirements of Rules 164 and 433 of the Securities Act Regulations applicable to any Issuer Free Writing Prospectus, including (subject to obtaining the consent of the Representatives as set forth in Section 5(d)) timely filing with the Commission, legending and record keeping, as applicable.

(f) The Company will advise the Representatives immediately, confirming such advice in writing, of (i) the receipt of any comments from, or any request by, the Commission for amendments or supplements to the Registration Statement, the Preliminary Prospectus, if any, the Prospectus or any Issuer Free Writing Prospectus, or for additional information with respect thereto, (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus, if any, the Prospectus or any Issuer Free Writing Prospectus, or of the suspension of the qualification of the Offered Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible, (iii) any examination pursuant to Section 8(e) of the Securities Act concerning the Registration Statement, or (iv) if the Company becomes subject to a proceeding under Section 8A of the Securities Act in connection with the public offering of Offered Securities contemplated herein, to advise the Representatives promptly of any proposal to amend or supplement the Registration Statement, the Preliminary Prospectus, if any, the Prospectus or any Issuer Free Writing Prospectus and to file no such amendment or supplement to which the Representatives shall reasonably object in writing.

(g) The Company will pay the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1)(i) of the Securities Act Regulations and otherwise in accordance with Rules 456(b) and 457(r) of the Securities Act Regulations, except to the extent such filings fees have been paid prior to the date hereof.

(h) The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution.

(i) The Company will not offer, sell, contract to sell, pledge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any of its affiliates or any person in privity with the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock, or any securities convertible into, or exercisable, or exchangeable for Common Stock, or publicly announce an intention to effect such transaction, without the prior written consent of the Representatives, for a period of 60 days after the date of this Agreement (the “Lock-Up Period”); provided, however, that the Company may issue and sell (i) the Offered Securities to be sold hereunder and the Underlying Securities, (ii) shares of Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect as of the date of this Agreement and the Company may issue shares of Common Stock upon the conversion of securities or the exercise of warrants or options outstanding as of the date of this Agreement, or (iii) additional shares of the Company’s 8.50% Series A Cumulative Redeemable Preferred Stock, additional shares of the Company’s 8.25% Series B Cumulative Redeemable Preferred Stock or additional shares of the Company’s 8.625% Fixed-to-Floating Series C Cumulative Redeemable Preferred Stock, in each case, pursuant to an existing “at-the-market” program. Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues earnings results or material news or a material event relating to the Company occurs or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed in this subsection (i) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings results or the occurrence of the material news or material event. The Company will provide the Representatives and each individual subject to the Lock-Up Period with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period.

(j) The Company will reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy its obligations to issue the Underlying Securities.

(k) The Company agrees with the Underwriters that the Company will pay all expenses incident to the performance of the Company’s obligations under this Agreement, for any filing fees, taxes and other expenses (including fees and disbursements of its counsel) in connection with (i) the preparation of the Preliminary Prospectus, if any, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriters (including costs of mailing and shipment), (ii) the preparation, issuance, sale and delivery of the Offered Securities, including any stock or other transfer taxes or duties payable upon the sale of the Offered Securities to the Underwriters, (iii) the qualification of the Offered Securities for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including any filing fees and the reasonable legal fees and filing fees and other disbursements of counsel for the Underwriters solely with respect to blue sky matters) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriters and to dealers, (iv) the fees and expenses of any transfer agent or registrar for the Offered Securities, (v) any travel expenses of the Company’s officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities, including the cost of any aircraft chartered in connection with attending or hosting such meetings, (vi) expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors; (vii) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (viii) the costs, expenses, fees and taxes incident to the authorization, preparation, issuance, execution, authentication and delivery of the Offered Securities and the Indenture, including any expenses of the Trustee and any paying agent or conversion agent (including related fees and expenses of any outside counsel to such parties); and (ix) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(l) The Company agrees to furnish to the Underwriters for a period of five years from the First Closing Date (if such reports are not available to the public electronically on the Commission’s website) (i) copies of all annual, quarterly and current reports of the Company and (ii) such other material reports and documents of the Company as the Representatives may reasonably request; provided, however, that the Company shall have no obligation under clause (ii) for so long as the Company is subject to Sections 13 or 15(d) of the Exchange Act.

(m) The Company’s board of directors shall be comprised of a majority of independent directors, as such term is defined under the rules and regulations of the NYSE and the Commission, at the First Closing Date.

(n) The Company and the Manager agree to make all necessary filings required under any federal, state, local or foreign law, regulation or rule, and obtain and maintain all necessary licenses, authorizations, consents and approvals from other persons, required in order to conduct its business as described in the Prospectus, except when the failure to make a necessary filing or to maintain a license, authorization, consent or approval could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) The Company will advise the Representatives promptly of the happening of any event or development known to the Company within the time during which a Prospectus relating to the Securities (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is required to be delivered under the Securities Act Regulations which, in the judgment of the Company or in the reasonable opinion of the Representatives or counsel for the Underwriters, (i) would require the making of any change in the Prospectus or the General Disclosure Package so that the Prospectus or the General Disclosure Package would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, (ii) as a result of which any Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Offered Securities or (iii) if it is necessary at any time to amend or supplement the Prospectus or the General Disclosure Package to comply with any law and, during such time, to promptly prepare and furnish to the Underwriters copies of the proposed amendment or supplement before filing any such amendment or supplement with the Commission and thereafter promptly furnish at the Company’s own expense to the Underwriters and to dealers, copies in such quantities and at such locations as the Representatives may from time to time reasonably request of an appropriate amendment or supplement to the Prospectus or the General Disclosure Package so that the Prospectus or the General Disclosure Package as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173(a) under the Securities Act Regulations) is so delivered, be misleading or, in the case of any Issuer Free Writing Prospectus, conflict with the information contained in the Registration Statement, or so that the Prospectus or the General Disclosure Package will comply with the law.

(p) The Company will file promptly with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, if any, the Prospectus or any Issuer Free Writing Prospectus that may, in the judgment of the Company or the Representatives, be required by the Securities Act and the Securities Act Regulations or requested by the Commission.

(q) Prior to filing with the Commission any amendment or supplement to the Registration Statement, any Preliminary Prospectus, if any, the Prospectus or any Issuer Free Writing Prospectus, the Company will furnish a copy thereof to the Underwriters and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

(r) The Company will furnish promptly to the Representatives a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments or supplements thereto (including all exhibits filed therewith or incorporated by reference therein) and such number of conformed copies of the foregoing as the Representatives may reasonably request.

(s) The Company will furnish to the Underwriters, not less than two business days before filing with the Commission, during the period referred to in paragraph (n) above, a copy of any document proposed to be filed with the Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act and during the period of five years hereafter to file all such documents in the manner and within the time periods required by the Exchange Act and the Exchange Act Regulations.

(t) The Company will make generally available to its security holders and to deliver to the Underwriters as soon as practicable, but in any event not later than the end of the fiscal quarter first occurring after the first anniversary of the effective date of the Registration Statement, an earnings statement complying with the provisions of Section 11(a) of the Securities Act (in form, at the option of the Company, complying with the provisions of Rule 158 of the Securities Act Regulations), covering a period of 12 months beginning after the effective date of the Registration Statement.

(u) If, at any time during the 60-day period after the date of the Prospectus, any rumor, publication or event relating to or affecting the Company shall occur as a result of which, in the reasonable opinion of the Representatives, the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus) and after written notice from the Representatives advising the Company to the effect set forth above, to forthwith prepare, consult with the Representatives concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to the Representatives, responding to or commenting on such rumor, publication or event.

(v) The Company will comply with all of the provisions of any undertakings in the Registration Statement.

(w) The Company will use its best efforts to meet the requirements for qualification as a REIT under the Code for each of its taxable years so long as the board of directors of the Company deems it in the best interest of the Company to remain so qualified.

(x) The Company will use its best efforts to effect the listing of the Underlying Securities on the NYSE.

(y) The Company will apply the net proceeds from the sale of the Offered Securities in the manner set forth under the caption “Use of Proceeds” in the General Disclosure Package and the Prospectus and the Company does not intend to use any of the proceeds from the sale of the Offered Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(z) The Company will use its commercially reasonable efforts in cooperation with the Representatives to obtain permission for the Offered Securities to be eligible for clearance and settlement through DTC.

(aa) The Company will use its best efforts to conduct its affairs in such a manner so as not to become required to register as an investment company under the 1940 Act.

(bb) The Company will not take, directly or indirectly, any action prohibited by Rule 102 of Regulation M under the Securities Act in connection with the distribution of the Offered Securities contemplated hereby.

(cc) The Company has and will maintain a transfer agent and registrar for the Common Stock.

(dd) The Company will prepare a final term sheet, containing a description of final terms of the Offered Securities and the offering thereof, substantially in the form of Appendix A to Schedule III attached hereto and approved by the Representatives (which such approval shall not be unreasonably withheld or delayed), and the Company will file such term sheet as an Issuer Free Writing Prospectus pursuant to Rule 433(d) within the time required by such Rule.

(ee) The Company will furnish copies of the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City as soon as reasonably practicable, but in no event later than 10:00 A.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

6. Free Writing Prospectuses. (a) The Company represents and agrees that, unless it obtains the prior consent of the Representatives (which such approval shall not be unreasonably withheld or delayed), and the Underwriters represent and agree that, unless they obtain the prior consent of the Company and the Representatives (which such approval shall not be unreasonably withheld or delayed), they have not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Option Securities to be purchased on each Option Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Manager herein on the date hereof and as of each Closing Date, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Manager of their obligations hereunder and to the following additional conditions precedent:

(a) The Underwriters shall have received a letter, dated as of the date of this Agreement, of Grant Thornton LLP, in form and substance reasonably satisfactory to the Representatives, confirming that they are an independent registered public accounting firm within the meaning of the Securities Act and the applicable Securities Act Regulations and the rules and regulations of the PCAOB and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package, the Prospectus and each Issuer Free Writing Prospectus (other than any Issuer Free Writing Prospectus that is an “electronic road show,” as defined in Rule 433(h)).

(b) The Prospectus shall have been filed with the Commission in accordance with the Securities Act Regulations and Section 5(c) of this Agreement.

(c) The Company shall have appointed the Trustee, or an agent or agents satisfactory to the Trustee, to act as registrar, conversion agent and paying agent under the Indenture.

(d) Prior to such Closing Date (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the Prospectus or any document in the General Disclosure Package shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission nor shall there be any suspension of the qualification of the Offered Securities for sale in any jurisdiction or institution or threatening of any proceeding for such purpose and (ii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Representatives.

(e) Subsequent to the execution and delivery of this Agreement there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, earnings, properties, results of operations (as described in the Prospectus), assets or prospects of the Company and the Subsidiaries taken as one enterprise which, in the judgment of the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of the Company by any “nationally recognized statistical rating organization” (as defined under Section 3(a)(62) promulgated under the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred stock of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of the Representatives, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the NYSE or The Nasdaq Global Select Market, or any setting of minimum prices for trading on such exchange; (v) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(f) The Underwriters shall have received an opinion and negative assurance letter, dated the Closing Date, of Ledgewood, counsel for the Company, substantially in the form attached hereto as Exhibit A hereto. In rendering such opinion, Ledgewood may rely (i) as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of Foley & Lardner LLP, special Maryland counsel to the Company and (ii) as to the incorporation or formation of the Subsidiaries organized under the laws of the Cayman Islands and all other matters governed by the laws of the

Cayman Islands upon the opinions of Maples and Calder, special Cayman Islands counsel for the Company.

(g) The Underwriters shall have received an opinion, dated such Closing Date, of Foley & Lardner LLP, special Maryland counsel for the Company, substantially in the form attached hereto as Exhibit B hereto.

(h) The Underwriters shall have received a tax opinion, dated such Closing Date, of Ledgewood, counsel for the Company, substantially in the form attached hereto as Exhibit C hereto.

(i) With respect to each Subsidiary incorporated or formed under the laws of the Cayman Islands, the Underwriters shall have received the opinions, dated such Closing Date, of Maples and Calder, special Cayman Islands counsel for the Company, substantially in the forms attached as Exhibit D hereto.

(j) [Reserved].

(k) The Underwriters shall have received an opinion and negative assurance letter, dated the Closing Date, of Hunton & Williams LLP, counsel for the Underwriters, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statement, the General Disclosure Package and the Prospectus and other related matters as the Underwriters may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Hunton & Williams LLP may rely as to the incorporation of the Company and all other matters governed by Maryland law upon the opinion of Foley & Lardner LLP referred to above.

(l) The Underwriters shall have received a certificate, dated such Closing Date, of the Chief Executive Officer or President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that (i) the representations and warranties of the Company and the Manager in this Agreement are true and correct; (ii) the Company and the Manager have complied with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any document incorporated by reference therein has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and (iv) subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no Material Adverse Effect except as set forth in the General Disclosure Package and the Prospectus or as described in such certificate. In addition to the matters set forth in this subsection (l), the certificate shall also address certain matters, representations, warranties, covenants agreements and conditions addressed in this Agreement or as may be reasonably requested.

(m) The Underwriters shall have received a letter, dated such Closing Date, of Grant Thornton LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(n) On or prior to the date of this Agreement, the Underwriters shall have received lock-up letters in substantially the form attached hereto as Exhibit E (the “Lock-Up Agreements”) from each of the executive officers and directors of the Company, members of the Company’s investment committee, the Manager, and Resource America.

(o) The Underlying Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(p) The Company shall have furnished to the Underwriters at the First Closing Date and each Option Closing Date (if any) such further customary information, opinions, certificates, letters and documents as the Representatives may reasonably request.

The Company will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Option Closing Date or otherwise.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned in this Section 7 or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

8. Indemnification and Contribution. (a) The Company and the Manager, jointly and severally, will indemnify and hold harmless each Underwriter, its partners, members, directors, officers and its affiliates and each person, if any who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which any such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any breach of any of the representations and warranties of the Company or the Manager contained herein or any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement (or any amendment or part thereof), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (with respect to the Prospectus only, in light of the circumstances under which they were made) not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by any such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company and the Manager will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any such Underwriter consists of the information described as such in subsection (b) below.

(b) Each Underwriter will severally, but not jointly, indemnify and hold harmless the Company and the Manager, and their directors and officers and each person, if any, who controls the Company and the Manager within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Company or the Manager may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement (or any amendment or part thereof), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company and the Manager in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any such Underwriter consists of the statements contained in the third sentence of the twelfth paragraph under the caption “Underwriting” in the Preliminary Prospectus and the Prospectus.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section, as the case may be, for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Underwriter, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this paragraph (d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations and not joint.

(e) The obligations of the Company and the Manager under this Section shall be in addition to any liability which the Company and the Manager may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of each Underwriter under this Section shall be in addition to any liability which any such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act.

9. [Reserved].

10. Survival of Certain Representations and Obligations. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company or its officers, of the Manager and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Manager or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 7(e) or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5(k) and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated as a result of the failure of any condition specified in Section 7 hereof, the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11. Defaulting Underwriters.

(a) If, on the First Closing Date or the Option Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Offered Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Securities by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Securities on such terms. If other persons become obligated or agree to purchase the Offered Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company may postpone the First Closing Date or the Option Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule I hereto that, pursuant to this Section 11, purchases Offered Securities that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate amount of Offered Securities that remain unpurchased on the First Closing Date or the Option Closing Date, as the case may be, does not exceed one-eleventh of the aggregate amount of Offered Securities to be purchased on such date, then the Company shall have the right to require each non-defaulting Underwriter to purchase the amount of Offered Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the amount of Offered Securities that such Underwriter agreed to purchase on such date) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters and the Company as provided in paragraph (a) above, the aggregate amount of Offered Securities that remain unpurchased on the First Closing Date or the Option Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Offered Securities to be purchased on such date, or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Option Closing Date, the obligation of the Underwriters to purchase Option Securities on the Option Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 11 shall be without liability on the part of the Company, except that the Company will continue to be liable for the payment of expenses as set forth in Section 5(k) hereof and except that the provisions of Section 8 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or any non-defaulting Underwriter for damages caused by its default.

12. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, shall be sufficient in all respects if mailed, delivered or telegraphed and confirmed to the Representatives at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity

Syndicate Desk, with a copy to the Legal Department and J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to Michael S. Yecies (fax no.: (215) 761-0456) and confirmed to it at 2005 Market Street, 15th Floor, Philadelphia, Pennsylvania 19103, Attention: Michael S. Yecies.

13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

14. Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a) each Underwriter has been retained solely to act as underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between the Company and any Underwriter has been created in respect of any of the transactions contemplated by this Agreement or the Prospectus, irrespective of whether any such Underwriter has advised or is advising the Company on other matters;

(b) the price of the Offered Securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) the Company has been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d) the Company waives, to the fullest extent permitted by law, any claims the Company may have against the Underwriters, for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

16. Applicable Law; Jurisdiction. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement, shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws (other than Section 5-1401 of the New York General Obligations Law).

The Company and the Manager hereby submit to the exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company and the Manager, one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

RESOURCE CAPITAL CORP.

By:	/s/ David J. Bryant
	Name:	David J. Bryant
	Title:	Chief Financial Officer

RESOURCE CAPITAL MANAGER, INC.

By:	/s/ Michael S. Yecies
	Name:	Michael S. Yecies
	Title:	SVP, Chief Legal Officer and Secretary

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

MORGAN STANLEY & CO. LLC, for itself and

as a Representative of the several Underwriters named on Schedule I hereto

By:	/s/ Serkan Savasoglu
Name: Serkan Savasoglu
Title: Managing Director

J.P. MORGAN SECURITIES LLC, for itself and as a Representative of the several Underwriters named on Schedule I hereto

By:	/s/ Santosh Sreenivasan
Name: Santosh Sreenivasan
Title: Managing Director

2

SCHEDULE I

Names of Underwriters

Aggregate Principal
Name	Amount of Firm Securities
Morgan Stanley & Co. LLC	$47,500,000
J.P. Morgan Securities LLC	$37,500,000
Keefe, Bruyette & Woods, Inc.	$5,000,000
JMP Securities LLC	$5,000,000
MLV & Co. LLC	$5,000,000
Total	$100,000,000

3

SCHEDULE II

Significant Subsidiaries

Name	Jurisdiction in which Qualified
Resource Capital Corp.	MD, NY
RCC Real Estate, Inc.	DE, NY
RCC Commercial, Inc.	DE, NY
RCC Commercial II, Inc.	DE
Resource TRS, Inc.	DE, NY
Resource TRS II, Inc.	DE, NY, PA
Resource TRS III, Inc.	DE
Resource TRS, LLC	DE
Resource Capital Asset Management LLC	DE
Apidos Cinco CDO, Ltd.	Cayman Islands
Apidos CDO I, Ltd.	Cayman Islands
Apidos CDO III, Ltd.	Cayman Islands
Resource Real Estate Funding 2006–1 CDO Investor, LLC	DE
Resource Real Estate Funding 2007–1 CDO Investor, LLC	DE
Resource Real Estate Funding CDO 2006–1, Ltd.	Cayman Islands
Resource Real Estate Funding CDO 2007–1, Ltd.	Cayman Islands
Resource Real Estate Funding CDO 2006–1, LLC	DE
Resource Real Estate Funding CDO 2007–1, LLC	DE
Resource Real Estate Funding 2013 Notes Investor, LLC	DE
Resource Capital Corp. CRE Notes 2013, Ltd.	Cayman Islands
Resource Capital Corp. CRE Notes 2013, LLC	DE
Resource Real Estate Funding 2014-CRE2 Investor, LLC	DE
Resource Capital Corp. 2014-CRE2, Ltd.	Cayman Islands
Resource Capital Corp. 2014-CRE2, LLC	DE
Northport TRS, LLC	DE

SCHEDULE III

Issuer Free Writing Prospectuses

1.	Term sheet containing the terms of the Offered Securities, substantially in the form of Appendix A attached hereto.

APPENDIX A

Pricing Term Sheet

[Attached]